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                                                                    EXHIBIT 99.9

                      FEDERAL DEPOSIT INSURANCE CORPORATION

                             WASHINGTON, D.C. 20006

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 19, 2003


                               PACIFIC UNION BANK
                               ------------------
             (Exact name of registrant as specified in its charter)

           CALIFORNIA                         N/A                95-2888370
           ----------                         ---                ----------
(State or other jurisdiction         (Commission file No.)    (I.R.S. Employee
  of incorporation or organization)                         Identification No.)

            3530 WILSHIRE BLVD., #1800, LOS ANGELES, CALIFORNIA 90010
            ---------------------------------------------------------
                    (Address of principal executive offices)
                                   (Zip code)

                                 (213) 385-0909
                                 --------------
              (Registrant's telephone number including area code)

  (Former name or former address, if changed since last report) Not applicable

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ITEM 5. OTHER EVENTS

The Bank has learned that on September 16, 2003 (Korea Time) Korea Exchange Bank, which holds approximately 62% of the registrant's outstanding shares, held a special shareholders meeting and obtained shareholder approval of its proposed agreement with Lone Star. Under the agreement, Lone Star would inject additional capital for new shares of KEB stock and contemporaneously purchase preferred shares from two of its current shareholders, which would make Lone Star the largest shareholder holding 51% of the total outstanding shares of KEB. The KEB shareholders also elected a new slate of ten directors. A copy of the release is attached as Exhibit 99.1.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         Pacific Union Bank

Dated: September 19, 2003                By: /s/ Dianne Kim
                                             --------------
                                              Dianne Kim, Senior Vice President
                                                 and Chief Financial Officer